UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 19, 2006, The Wilber Corporation (“Wilber”) entered into an agreement to acquire 100% of the capital stock of Provantage Funding Corporation (“Provantage”), a New York State licensed mortgage banker headquartered in Saratoga county, New York. Under the terms of the agreement Wilber will acquire all 147 outstanding shares of Provantage’s common stock at a cash purchase price of $1,714.28 per share, for a total purchase price of $252,000.00 as adjusted by Provantage’s cash on hand and on deposit to its credit in banks on the closing date. The selling shareholder, Robert A. Hayes, will retain his position as the President and CEO of Provantage following the transaction.

Provantage was originally licensed as a mortgage banker by the New York State Banking Department in 2000. The acquisition is subject to approval by the New York State Banking Department and is expected to close during the first quarter of 2007.

A press release announcing the plan of acquisition if filed as Exhibit 99.1 to this report.

Item 9.01      Financial Statements and Exhibits

(c)     Exhibits.

Exhibit
No.	Description

99.1	Press release, dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Joseph E. Sutaris
Joseph E. Sutaris
Secretary, Treasurer & Chief Financial Officer
Date: December 21, 2006

3